Exhibit 3.1

ARTICLES OF INCORPORATION
OF
e-Auto Network, Inc.

The undersigned, desiring to form a corporation (the "Corporation") under the laws of Florida, hereby adopts the following Articles of Incorporation:

ARTICLE I
CORPORATE NAME
The name of the Corporation is e-Auto Network, Inc.

ARTICLE II PURPOSE

The Corporation shall be organized for any and all purposes authorized laws of the state of Florida.

ARTICLE III
PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual.

ARTICLE IV
SHARES

4.1. The capital stock of this corporation shall consist of 100,000,000 shares of common stock, no par value.

ARTICLE V
PLACE OF BUSINESS

The initial address of the principal place of business of this corporation in the State of Florida shall be 19501 N.E. 10th Avenue, Suite 203, Miami, FL 33179. The Board of Directors may at any time and from time to time move the principal office of this corporation.

ARTICLE VI
DIRECTORS AND OFFICERS

The business of this corporation shall be managed by its Board of Directors. The number of such directors shall be not be less than one (1) and, subject to such minimum may be increased or decreased from time to time in the manner provided in the By-Laws.

The number of persons constituting the initial Board of Directors shall be 1. The Board of Directors shall be elected by the Stockholders of the corporation at such time and in such manner as provided in the By-Laws. The name and addresses of the initial Board of Directors and officers are as follows:

Susan Parker                                                    President/Secretary/Director

19501 N.E. 10th Avenue
Suite 203
Miami, FL 33179

ARTICLE VII
DENIAL OF PREEMPTIVE RIGHTS

No shareholder shall have any right to acquire shares or other securities of the Corporation except to the extent such right may be granted by an amendment to these Articles of Incorporation or by a resolution of the board of Directors.

ARTICLE VIII
AMENDMENT OF BYLAWS

Anything in these Articles of Incorporation, the Bylaws, or the Florida Corporation Act notwithstanding, bylaws shall not be adopted, modified, amended or repealed by the shareholders of the Corporation except upon the affirmative vote of a simple majority vote of the holders of all the issued and outstanding shares of the corporation entitled to vote thereon.

ARTICLE IX
SHAREHOLDERS

9, I. Inspection of Books. The board of directors shall make reasonable rules to determine at what times and places and under what conditions the books of The Corporation shall be open to inspection by shareholders or a duly appointed representative of a shareholder.

9.2. Control Share Acquisition. The provisions relating to any control share acquisition as contained in Florida Statutes now, or hereinafter amended, and any successor provision shall not apply to the Corporation.

9.3. Quorum. The holders of shares entitled to one-third of the votes at a meeting of shareholder's shall constitute a quorum.

9.4. Required Vote. Acts of shareholders shall require the approval of holders of 50.01% of the outstanding votes of shareholders.

ARTICLE X
LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its stockholders or directors, to undertake to indemnify the officers and directors of this corporation against any contingency or peril as may be determined to be in the best interests of this corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

ARTICLE XI
SUBSCRIBER

The name and address of the person signing these Articles of Incorporation as subscriber is:

Eric P. Littman
7695 S.W. 1041h Street Suite 210
Miami, FL 33156

ARTICLE XII
CONTRACTS

No contract or other transaction between this corporation and any person, firm or corporation shall be affected by the fact that any officer or director of this corporation is such other party or is, or at some time in the future becomes, an officer, director or partner of such other contracting party, or has now or hereafter a direct or indirect interest in such contract.

ARTICLE XIII
RESIDENT AGENT

The name and address of the initial resident agent of this corporation is:

Eric P. Littman
7695 S.W. 104th Street Suite 210
Miami, FL 33156

IN WITNESS WHEREOF, I have hereunto subscribed to and executed these Articles of Incorporation this on January 2, 2001..

By:	/s/ Eric P. Littman,
Eric P. Littman,
Subscriber

Subscribed and Sworn on January 2, 2001. Before me:

/s/ Jennifer Barruela
Jennifer Barruela
Notary Public

My Commission Expires: December 07, 2003
My Commission: CC893379

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR
DOMICILE FOR SERVICE OF PROCESS WITHIN THIS STATE
NAMING THE AGENT UPON WHOM PROCESS MAY BE SERVED

Having been named to accept service of process for e-Auto Network, Inc., at the place designated in the Articles of Incorporation, the undersigned is familiar with and accepts the obligations of that position pursuant to F.S. 607.0501(3).

By:	/s/ Eric P. Lerman
Eric P. Lerman

AMENDMENT TO
ARTICLES OF INCORPORATION OF
E-AUTO NETWORK, INC.

THE UNDERSIGNED, being the secretary of e-Auto Network, Inc., does hereby amend the Company's Articles of Incorporation as follows:

ARTICLE IV
SHARES

4.1. The capital stock of this corporation shall consist of 200,000,000 shares of common stock, no par value and 100,000 shares of preferred stock, no par value.

Fabiana Pavese Forest certifies that she is the Secretary of E-Auto Network, Inc., a Florida corporation (hereinafter referred to as the "Corporation" or the "Company"); that, pursuant to the Articles of Incorporation, as amended and restated, and Section 607.0602 of the Florida Business Corporation Act, the Board of Directors of the Corporation duly adopted the following Designation of Series A Preferred Stock Preferred Stock on July 6. 2006, and that shareholder action was not required.

DESIGNATIONS OF SERIES A PREFERRED STOCK

1.	Dividend Provisions. No dividends shall be paid with respect to the Shares of Series A Stock.

2.	Redemption Provisions. Each share of Series A Preferred Stock shall be redeemable into 500 shares of common stock as in the discretion of the Board of Directors.

3.	Voting Provisions. Except as otherwise expressly provided or required by law, each share of Series A Preferred Stock shall be entitled to 500 votes per share.

4.	Right to Convert. At the option of the holder, each share of Series A Preferred Stock shall be convertible into 500 fully paid and nonassessable shares of Common Stock.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 6, 2006 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on 6th day of July, 2006.

By:	/s/ Fabiana Pavese
Fabiana Pavese
Secretary

AMENDMENT TO
ARTICLES OF INCORPORATION OF
E-AUTO NETWORK INC.

THE UNDERSIGNED, being the president of e-Auto Network, Inc., does hereby amend the Company's Articles of incorporation as follows:

SERIES A PREFERRED STOCK

1.
Creation of Series A Preferred Stock. There is hereby created a series of Preferred Stock consisting of 100,000 shares and designated as the Series A Preferred Stock, no par value, having the voting powers, preferences, relative, participating, limitations, qualifications optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below.

2.	Dividend Provisions. No dividends shall be paid with respect to the Shares of Series A Stock.

3.	Redemption Provisions. The Series A Preferred Stock shall be redeemable into common stock as in the discretion of the Board of Directors. .

4.
Voting Provisions. Except as otherwise expressly provided or required by law, each share of Series A Preferred Stock shall be entitled to 500 votes per share.
Hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on July 5, 2002 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Amendment to Articles of Incorporation this on 5th day of July, 2002.

By:	/s/ Susan Parker
Susan Parker
President
State of Florida
County of Miami-Dade

The foregoing instrument was acknowledged before me this th Susan Parker, who Is personally known to me, or who has produced identification.

By:	/s/ Eric P. Littman
Eric P. Littman
Notary Public
MY COMMISSION # CC 931203 EXPIRES: April 25, 2004

ARTICLES OF AMENDMENT TO
E-AUTO NETWORK, INC.

ARTICLE I
NAME
1.The name of this corporation shall be Metaswarrn, Inc.

ARTICLE IV
SHARES

4.1. The capital stock of this corporation shall consist of 300,000,000 shares of common stock, no par value and '10,000,000 shares of preferred stock.

4.2. Preferred Stock.The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series, to establish the number of shares to be included in each series, and to fix the designation, powers, including voting rights, if any, preferences, and rights of the shares of each series, and any qualifications, limitations, or restrictions thereof.

4.3. Other Powers of the Board of Directors With Respect to Shares.

(a)  The board of directors may effectuate dividends payable in shares by issuance of shares of any class or series to holders of shares of any other class or series.

(b)  The board of directors may issue rights and options to acquire shares upon such terms as the board of directors shall determine.

I hereby certify that the following was adopted by a majority vote of the shareholders and directors of the corporation on March 23, 2007 and that the number of votes cast was sufficient for approval.

IN WITNESS WHEREOF, I have hereunto subscribed to and executed this Articles of Incorporation this on March 23, 2007.

 /s/ Fabiana Pavese

Fabiana Pavese, Secretary